As filed with the Securities and Exchange Commission on November 23, 2011.

Registration No. 333-[•]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIVERSAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-0414210
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9201 Forest Hill Avenue
Richmond, Virginia 23235
(804) 359-9311
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Preston D. Wigner, Esquire
Vice President, General Counsel, Secretary, and Chief Compliance Officer
Universal Corporation
9201 Forest Hill Avenue,
Stony Point II Building,
Richmond, Virginia 23235
(804) 359-9311
Copies of Communications to: Robert S. Risoleo, Esquire Sullivan & Cromwell LLP 1701 Pennsylvania Avenue, N.W. Washington, D.C. 20006 (202) 956-7510
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Debt securities
Preferred stock
Common Stock
Warrants			$0	(1)
Stock Purchase Contracts
Units

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class of securities is being registered in reliance on Rules 456(b) and 457(r) under the Securities Act of 1933. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Universal Corporation

Debt Securities
Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Units
We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. The securities we may offer may be convertible into our other securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus provides information about us and describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, which may be filed separately or included in a post-effective amendment to the Registration Statement, or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “UVV.”

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Investing in these securities involves certain risks. To read about certain factors you should consider before buying any of the securities, see the “Risk Factors” section in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2011

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2

WHERE YOU CAN FIND MORE INFORMATION	3

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC	3

USE OF PROCEEDS	4

UNIVERSAL CORPORATION	5

DESCRIPTION OF DEBT SECURITIES	7

DESCRIPTION OF PREFERRED STOCK	18

DESCRIPTION OF COMMON STOCK	21

DESCRIPTION OF WARRANTS	22

DESCRIPTION OF STOCK PURCHASE CONTRACTS	25

DESCRIPTION OF UNITS	26

PLAN OF DISTRIBUTION	26

EXPERTS	28

LEGAL MATTERS	28

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described in this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to read carefully both this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference under the heading “Where You Can Find Additional Information,” before deciding whether to invest in any of the securities being offered.

We have not authorized anyone to give any information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the debt securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, references to “Universal,” “us,” “we” or “our” in this prospectus mean Universal Corporation, and do not include the subsidiaries of Universal Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, and we file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy, and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis, and retrieval system known as EDGAR.

Our common stock is listed on the New York Stock Exchange under the symbol “UVV.” Our reports, proxy statements, and other information may also be reviewed at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the securities being sold by this prospectus and the applicable prospectus supplement. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.

We also maintain an internet site at www.universalcorp.com, which contains information relating to us and our business.

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information, as well as the information included in this prospectus. We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering of the securities under this prospectus are sold:

•	our annual report on Form 10-K for the fiscal year ended March 31, 2011;

•	our quarterly reports on Form 10-Q for the periods ended June 30, 2011, and September 30, 2011;

•
our current reports on Form 8-K filed on September 9, 2011 (with respect to Items 8.01 and 9.01 only), August 4, 2011 (with respect to Items 2.02, 8.01 and 9.01 only), November 8, 2011 (with respect to Items 2.02, 8.01 and 9.01 only), November 8, 2011 (with respect to Items 1.01, 1.02, 2.03 and 9.01 only) and August 9, 2011 (with respect to Items 5.02, 5.03, 5.07 and 9.01 only); and

•
the description of our common stock contained in our registration statement on Form 8-A, filed December 29, 1998, Amendment No. 1 to the Form 8-A, filed May 7, 1999, and our Registration Statement on Form S-3, dated February 25, 1993.

You may obtain any of the documents incorporated by reference from the SEC or the SEC’s website as described above. In addition, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary of Universal Corporation, 9201 Forest Hill Avenue, Richmond, Virginia 23235. Our telephone number at that address is (804) 359-9311. Except for the documents specifically incorporated by reference into this prospectus, information contained on Universal’s website or that can be accessed through its website does not constitute a part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, Universal will use the proceeds it receives from the offered securities for general corporate purposes, which could include working capital expenditures, acquisitions, refinancing other debt or other capital transactions. Net proceeds of any offering may be temporarily invested prior to use. The application of proceeds will depend upon the funding requirements of Universal at the time and the availability of other funds.

UNIVERSAL CORPORATION

We are the leading global leaf tobacco merchant and processor.  We operate in over 30 countries on five continents.  Tobacco has been our principal focus since our founding in 1918.  Universal Corporation is a holding company that operates through numerous directly and indirectly owned subsidiaries. Universal Corporation’s primary subsidiary is Universal Leaf Tobacco Company, Incorporated.

Our business involves buying, processing, packing, storing, shipping, and financing leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. In many origins, buying leaf tobacco involves contracting with and financing farmers. We do not manufacture cigarettes or other consumer tobacco products. Through various operating subsidiaries and unconsolidated affiliates located in tobacco-growing countries around the world, we process and sell flue-cured and burley tobaccos, as well as dark air-cured tobaccos and oriental tobaccos. We also provide value-added services to our customers, including blending, chemical and physical testing of tobacco, processing services, managing just-in-time inventory, and manufacturing reconstituted sheet tobacco. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. We generate our revenues from product sales, processing fees, and fees for other services. Over 75% of our volume is derived from sales to customers with major market positions and with whom we have long-standing relationships.  Our revenues consist primarily of sales of flue-cured and burley tobaccos.

Because unprocessed, or “green” tobacco, is a perishable product, processing of leaf tobacco is an essential service to our customers. Our processing of leaf tobacco includes grading in the factories, blending, quality picking, separation of leaf lamina from the stems, drying, and packing to precise moisture targets for proper aging. Accomplishing these tasks generally requires investment in plants and machinery in areas where the tobacco is grown. Processed tobacco that has been properly packed can be stored by customers for a number of years prior to use, but most processed tobacco is used within two to three years.

Key Operating Principles

We believe that by following several key operating principles we can continue to produce good financial returns from our business and enhance shareholder value. These key operating principles are:

•
Strategic collaboration. We work closely with both our customers and suppliers to ensure that we deliver a product that meets our customers’ needs and to promote a strong supplier base.  We believe that these relationships are particularly appropriate to the leaf tobacco industry where volume at an appropriate price is a key factor in long-term profitability. We work to secure adequate factory volumes in all markets where we operate, but we balance that objective with the cost of sourcing incremental volumes in markets where we provide financing to farmers. Collaboration supports the optimization of our inventory levels to reduce risk during market downturns by enabling us to target our tobacco purchases against customer purchase indications.  Our challenge is to adapt our business model to meet our customers’ evolving needs while continuing to provide stability of supply and the high level of service that distinguishes our product.

•
Strong local management. We operate with strong local management in major leaf tobacco markets. We believe that having strong local management in each origin helps us better identify and adjust to changes in market conditions and provides us with specific market knowledge quickly.  We believe this is a key factor in our ability to continue to deliver the high quality, competitively priced products that our customers expect.

•
Diversified sources. We strive to maintain diversified sources of leaf tobacco to minimize reliance on any one sourcing area so long as customers are willing to support such diversity. Although proportions vary with relative crop sizes, historically, South America has provided between 25% and 35% of the aggregate volume of flue-cured and burley tobacco that we handle, and North America and Africa each have provided between 20% and 30% of that aggregate volume. However, industry changes, in particular lower processing volumes in the United States, may affect the relative quantities that we handle.

•
Low-cost quality producer. Our goal is to be the low-cost producer of quality products and services for our customers. We focus on the sustainable production of a compliant product in a cost-effective manner. We sponsor farmer programs in good agricultural practices, the reduction of non-tobacco related materials, product traceability, environmental sustainability, and social responsibility, among others.

•
Financial strength. We believe that our financial strength is important, because it enables us to fund our business efficiently and make investments in our business when an appropriate opportunity is identified. We believe that lower interest and capital costs give us a competitive advantage.  Our financial strength also affords us financial flexibility in dealing with customer requirements and market changes.  We work to sustain our credit position.

We are a major purchaser and processor in the chief exporting regions for flue-cured and burley tobacco throughout the world. We estimate that we have historically purchased between 20% and 30% of the annual production of such tobaccos in Brazil and between 35% and 45% in Africa. These percentages can change from year to year based on the size, price, and quality of the crops, and recent customer vertical integration moves could also affect them. In the United States, we sell processed U.S. tobacco to cigarette manufacturers, and we process U.S. flue-cured and burley tobacco on a fee basis. We have a major processing facility in the United States, which handled about 45% of U.S. flue-cured and burley tobacco production in fiscal year 2011.  We expect our relative volumes handled in the United States to be lower in fiscal year 2012. We participate in the procurement, processing, and sale of oriental tobacco through ownership of a 49% equity interest in what we believe to be the largest oriental leaf tobacco merchant in the world, Socotab, L.L.C. In addition, we maintain a presence, and in certain cases, a leading presence, in virtually all other major tobacco growing regions in the world. We believe that our leading position in the leaf tobacco industry is based on our operating presence in all of the major sourcing areas, our ability to meet customer style, volume, and quality requirements, our expertise in dealing with large numbers of farmers, our long-standing relationships with customers, our development of processing equipment and technologies, and our financial position.

We also have a leading position in worldwide dark tobacco markets. Our dark tobacco operations are located in most of the major producing countries and in other smaller markets. We operate in major dark tobacco producing countries, including the United States, the Dominican Republic, Indonesia, Paraguay, the Philippines, Nicaragua, and Brazil. Dark tobaccos are typically used in the manufacture of cigars, pipe tobacco, smokeless tobacco products, and as components of certain “roll-your-own” products.

Sales are made by our sales force and, to a much smaller degree, through the use of commissioned agents. Most customers are long-established tobacco product manufacturers.

We conduct our business in varying degrees in a number of countries, including Argentina, Bangladesh, Brazil, Canada, the Dominican Republic, Ecuador, France, Germany, Guatemala, Hungary, India, Indonesia, Italy, Malawi, Mexico, Mozambique, the Netherlands, Nicaragua, Paraguay, the People’s Republic of China, the Philippines, Poland, Russia, Singapore, South Africa, Spain, Switzerland, Tanzania, the United States, Zambia, and Zimbabwe. In addition, Socotab, L.L.C. has oriental tobacco operations in Bulgaria, Macedonia, and Turkey.

In the majority of the countries where we operate, including Argentina, Brazil, Guatemala, Hungary, Indonesia, Italy, Mexico, Mozambique, the Philippines, Poland, Tanzania, the United States, Zambia, and Zimbabwe, we contract directly with tobacco farmers or tobacco farmer cooperatives, in most cases before harvest, and thereby take the risk that the delivered quality and quantity may not meet market requirements. In many countries outside the United States, we also provide agronomy services and crop advances of, or for, seed, fertilizer, and other supplies. In Malawi, Zambia, and Zimbabwe, we also purchase tobacco under auction systems.

Our website address is www.universalcorp.com. We post regulatory filings on this website as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission. These filings include annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports on Forms 3, 4, and 5, and any amendments to those reports filed with or furnished to the Securities and Exchange Commission. All such filings on our website are available free of charge. Information on our website is not deemed to be incorporated by reference into this prospectus.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in an applicable prospectus supplement. Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture; the Trust Indenture Act of 1939, which is applicable to the indenture; and the notes. We describe the meaning for only some of the important terms. We also include references in parentheses to some sections of the indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether some or all of the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership.”

General

We will issue the debt securities in one or more series under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The indenture is a contract between Universal and The Bank of New York Mellon Trust Company, N.A., which acts as trustee. The indenture and its associated documents contain the full legal text of the matters described in this section. New York law governs the indenture and will govern the debt securities. The indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information as to where you can obtain a copy.

We may issue as many distinct series of debt securities under the indenture as we wish. The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. The provisions of the indenture allow us not only to issue debt securities with terms different from those previously issued under the indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition we may offer debt securities, together with other debt securities, warrants, purchase contracts, preferred stock or common stock in the form of units, as described below under “Description of Units.”

We may issue senior debt securities. The senior debt securities will not be secured by any of our property or assets. As a result, holders of our debt securities will be unsecured creditors. The senior debt securities will constitute part of our senior debt, will be issued under an indenture described below, and will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit our ability to incur additional senior indebtedness.

When we use the terms “debt security” or “debt securities” in this description, we mean the senior debt securities being offered by this prospectus and the applicable prospectus supplement.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the specific series of debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, if any, and the date or dates from which any such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where principal of, (and any premium) and interest on, the debt securities will be payable;

•	any mandatory or optional sinking fund or analogous provisions or provisions for redemption at the option of the issuer;

•
if applicable, the date after which and the price at which, the periods within which, and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•
if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the debt securities will be issuable;

•	the currency of payment of principal of, and any premium and interest on, the debt securities;

•
if the currency of payment of principal and any premium, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index used to determine the amount of payments of principal of, or any premium or interest on, the debt securities;

•	any addition to, deletion from or change in the covenants set forth in the indenture which applies to Securities of the series; and

•	any other terms of the debt securities that are not inconsistent with the indenture. (Section 301)

Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities will not be secured by any of our property or assets and will rank equally with all our existing and future unsecured and unsubordinated indebtedness. Accordingly, your ownership of debt securities means you are one of our unsecured creditors.

Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities are to be issued as registered securities without coupons in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of debt securities within a series, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. As defined in the indenture, “original issue discount securities” means any debt securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. (Section 101)

General Subordination

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. Since we also guarantee some of the obligations of our subsidiaries, any liability we may incur for our subsidiaries’ obligations could reduce the assets that are available to satisfy claims of our direct creditors, including investors in the debt securities. Additionally, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized.

Indenture and Trustee

The trustee has two main roles:

•
The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or debt securities. There are some limitations on the extent to which the trustee acts on holders’ behalf, as described under “—Default and Related Matters—Events of Default” below; and

•	The trustee performs administrative duties for us, such as sending interest payments to holders, transferring holders’ debt securities to a new buyer if they sell and sending notices to holders.

Covenants and Other Restrictions

Except as described in this sub-section or as otherwise provided in the prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Unless otherwise indicated in the prospectus supplement, covenants contained in the indenture, which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Mergers and Similar Events

The indenture provides that we may not consolidate with or merge into any other person or sell, lease or transfer our assets substantially as an entirety, unless:

•
the person formed by such consolidation or into which we are merged or the person which acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the indenture on our part;

•
immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing;

•	such transaction will not result in liens or other encumbrances prohibited by the indenture, except where securities held under the indenture are ratably secured; and

•
we have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation or transfer and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon such consolidation, merger or sale, the successor corporation formed by such consolidation or into which we are merged or to which such sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

The indenture does not restrict, or require us to redeem or permit holders to cause redemption of, debt securities in the event of:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the successor or combined entity;

•	a change in control of us; or

•	a highly leveraged transaction involving us whether or not involving a change in control.

Accordingly, the holders of debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Restrictions on Liens

In the indenture, we promise, with respect to each series of debt securities, that we will not (nor will we permit our most important operating subsidiaries, including Universal Leaf Tobacco Company, Incorporated, to) create or allow any mortgage, lien, or encumbrance of any kind upon any of the capital stock or certain important property of these subsidiaries, unless we have concurrently secured all outstanding debt securities issued under the indenture equally and ratably with the obligations that we have secured by those mortgages, liens, or encumbrances. There are, however, some exceptions to this restriction that are fully set forth in the indenture and that apply, among other things, to the following:

•	some pre-existing liens;

•	liens between our subsidiaries;

•	liens incurred to enable certain acquisitions;
•	construction, improvement, or repairs on property;

•	some liens on assets in favor of federal, state, or foreign governmental entities;

•	some statutory or court ordered liens;

•	some tax liens;

•	some liens securing obligations incurred in the ordinary course of business for sums not yet due; and

•	liens created to refinance or extend obligations secured by any of the liens described above.

Restrictions on Sale and Leaseback Transactions

In the indenture, we also promise, with respect to each series of debt securities, that we will not (nor will we permit our most important operating subsidiaries, including Universal Leaf Tobacco Company, Incorporated to) sell or transfer certain important property more than 120 days after such property is put into full operation, and to thereafter lease back that property for a term of more than three years to use for substantially the same purpose as the property being sold or transferred. There are, however, some exceptions to this restriction that are fully set forth in the indenture and that apply, among other things, to the following:

•	some inter-company sale and leaseback transactions;

•	situations where a lien would be permitted under the provisions of “—Restrictions on Liens” above in an amount equal to the value of such sale and leaseback transaction; and

•
sale and leaseback transactions, where within 180 days, we or the subsidiary applies an amount equal to the greater of the fair value of the property or the actual proceeds from the sale of such property towards the purchase or acquisition of additional assets by one of the important subsidiaries or to the voluntary retirement of certain company or subsidiary debt.

Modification and Waiver

As described below, there are types of changes that we can make to the indenture and the debt securities issued under it:

Changes Requiring Approval of Holders. First, there are changes that cannot be made to debt securities without each holder’s specific approval. These types of changes include:

•	changing the payment due date of the principal or interest on a debt security;

•	reducing any amounts due on a debt security;

•	reducing the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	changing the currency of payment on a debt security;

•	changing our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

•	impairing the holder’s right to sue for payment of any amount due on his or her debt security;

•	impairing any right that the holder may have to exchange or convert the debt security for or into securities or other property;

•	reducing the percentage of direct holders of debt securities whose consent is needed to modify or amend the indenture;

•	reducing the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the indenture or to waive certain defaults; and

•	modifying any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

A vote by direct holders of debt securities owning a majority of the principal amount of the particular series affected would also be required for us to obtain a waiver of certain of the restrictive covenants or to obtain a waiver of any past default, except a payment default listed in the first category described under “—Default and Related Matters—Events of Default” below. We cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “Changes Requiring Your Approval” unless we obtain the consent of each holder to the waiver.

Changes Not Requiring Approval. The fourth type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indenture that would not adversely affect holders of the debt securities.

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined as of the date of the original issuance of the debt security.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for a holder money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance” below.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

A street name holder or other indirect holder should consult his or her bank or broker for information on how the holder may grant or deny approval if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to a series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities. In that event (called a full defeasance), we must put in place the following arrangements for a holder to be repaid:

•
we must deposit in trust for a holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes, or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
there must be a change in current federal tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back the holder’s debt securities and gave the holder his or her share of the cash and notes or bonds deposited in trust. In that event, the holder could recognize gain or loss on the debt securities that he or she gives back to us.); and

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we did accomplish full defeasance, as described above, the holder would have to rely solely on the trust deposit for repayment on the debt securities. A holder could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to the holder. In that event (called covenant defeasance), the holder would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•
we must deposit in trust for the holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•
we must deliver to the trustee a legal opinion of our counsel confirming that under then current federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:

•
our promises regarding conduct of our business previously described under “—Covenants and Other Restrictions” above, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described under “—Covenants and Other Restrictions—Mergers and Similar Events” above; and

•	the events of default relating to breach of covenants, described under “—Default and Related Matters—Events of Default” below.

If we accomplish covenant defeasance, a holder could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, the holder may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. As a result, a holder of debt securities will be one of our unsecured creditors. The debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness.

Events of Default

A holder will have special rights if an event of default occurs and is not cured, as described below. The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

•
we remain in breach of the restrictive covenant described under “—Covenants and Other Restrictions” above or any other term of the indenture for 60 days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or direct holders of at least 10% of the principal amount of debt securities of the affected series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency, or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. Until a judgment for payment has been obtained, the direct holders of at least a majority in principal amount of the debt securities of the affected series may cancel such acceleration of maturity.

Investors should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Subject to its duties in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. Subject to the provisions of the indenture, if reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method, and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee.

Before a direct holder bypasses the trustee and brings his or her own lawsuit or other formal legal action or takes other steps to enforce the holder’s rights or protect his or her interests relating to the debt securities, the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred and remains uncured or unwaived;

•
the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•
during those 60 days, the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice.

A holder, however, is entitled at any time to bring a lawsuit for the payment of money due on his or her debt security on or after its due date.

A street name holder or other indirect holder should consult his or her bank or broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default.

Legal Ownership

Street Name and Other Indirect Holders

Some investors will hold debt securities in accounts at banks or brokers (in “street name”) rather than holding them directly. Investors who hold their debt securities in street name will generally not be recognized by us as legal holders of debt securities. In this case, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its debt securities, as the legal holder of the debt securities. These intermediary banks, brokers, and other financial institutions pass along principal, interest, and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If an investor holds debt securities in street name, the investor is responsible for checking with his or her own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how the investor can instruct it to send him or her debt securities registered in the investor’s own name so he or she can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities (those who are registered as holders of debt securities). As noted above, we do not have obligations to an investor if he or she holds in street name or through other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, after we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to the investor as a street name holder but does not do so.

Global Securities

General. A global security is a special type of indirectly held security, as described under “—Street Name and Other Indirect Holders” above. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. In this situation, we would require that the global security be registered in the name of a financial institution that we select and that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether an investor’s series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

Investors in debt securities that are issued only in the form of global securities should be aware of the following limitations:

•	an investor cannot get debt securities registered in his or her own name;

•	an investor cannot receive physical certificates for his or her interest in the debt securities;

•
an investor will be a street name holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities (see “—Street Name and Other Indirect Holders” above);

•
an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•
the depositary’s policies will govern payments, transfers, exchange, and other matters relating to an investor’s interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the individual investor. The investor must consult his or her own bank or broker to find out how to have the investor’s interests in debt securities transferred to his or her own name, so that the investor will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable, or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate the global security (subject to the procedures of the depositary); or

•	when an event of default on the debt securities has occurred and has not been cured (see “—Default and Related Matters” below).

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

Additional Mechanics

Form, Exchange, and Transfer of our Debt Securities

The debt securities will be issued only in fully registered form, without interest coupons and, unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000. A direct holder may have his or her debt securities broken into, or “exchanged” for, more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

A direct holder may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

A direct holder will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the holder’s proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the selection of securities for redemption and ending on the earliest date of notice of such redemption, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to a direct holder if he or she is a direct holder listed in the trustee’s records at the close of business on the regular record date, even if the holder no longer owns the debt security on the interest due date. The regular record date is usually about two weeks in advance of the interest due date and is stated in the prospectus supplement.

We will pay interest, principal, and any other money due on the debt securities at the corporate trust office of the trustee. That office is currently located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602. A direct holder must make arrangements to have his or her payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

A street name holder or other indirect holder should consult his or her bank or broker for information on how the holder will receive payments.

We may also arrange for additional payment offices, known as paying agents, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We will notify holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, a holder may look only to us for payment (less any amount we may be obligated to pay to the Commonwealth of Virginia under state law) and not to the trustee, any other paying agent, or anyone else.

DESCRIPTION OF PREFERRED STOCK

General

We may issue shares of preferred stock in one or more series. The description of the financial and other specific terms of a series of preferred stock will be in the prospectus supplement accompanying this prospectus. The specific terms of a series of preferred stock as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

Any reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designation filed as part of our articles of incorporation.

Authorization

We are authorized to issue 5,000,000 shares of Additional Preferred Stock, without par value. Under our articles of incorporation, the board of directors, without shareholder approval, is authorized to issue shares of Additional Preferred Stock in one or more series. The creation and issuance of any series of preferred stock and the relative rights and preferences of any such series will be determined in the judgment of the board of directors. Factors that the board of directors would consider include our capital needs and then existing market conditions.

The board of directors has authorized and reserved 500,000 shares of Series A Junior Participating Preferred Stock, without par value, for issuance upon the exercise of the preferred share purchase rights, which expired on February 13, 2009.  The board of directors has not taken any further action with respect to this Series A Junior Participating Preferred Stock.

In March and April 2006, the board of directors issued 220,000 shares of Series B 6.75% Convertible Perpetual Preferred Stock.  On November 21, 2011, there were 219,999 shares of Series B 6.75% Convertible Perpetual Preferred Stock issued and outstanding.

General Terms of a Series

Our board of directors will fix the terms of the series of preferred stock that it designates by resolution adopted as may be permitted by the Virginia Stock Corporation Act before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares, and stated value of the preferred stock;

•
the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights for shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations, and restrictions that are not inconsistent with the terms of our articles of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends when, as, and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay, or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designation establishing the series; or

•	as required by applicable law.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution, or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable, or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock, or any other securities registered pursuant to the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK

General

We may issue shares of our common stock. The following description briefly summarizes our common stock. This description may not be complete and is qualified in its entirety by reference to applicable provisions of Virginia law and our articles of incorporation and bylaws. Our articles of incorporation and bylaws are on file with the Securities and Exchange Commission and are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

Authorized Common Stock

Our authorized common stock consists of 100,000,000 shares of common stock, without par value. On November 21, 2011, there were 23,230,486 shares of common stock issued and outstanding.

Terms

The holders of common stock are entitled to one vote for each share on all matters voted on by shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the board of directors with respect to any series of preferred stock, the holders of common stock possess all voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by the board of directors from funds available for dividends. Upon our liquidation, holders of our common stock are entitled to receive pro rata all of our assets available for distribution to such holders.

Preemptive Rights

No holder of any share of common stock or preferred stock has any preemptive right to subscribe to any of our securities.

Certain Provisions of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that may have the effect of delaying or preventing a change in control of us. Our articles of incorporation and bylaws provide:

•	for division of the board of directors into three classes, with one class elected each year to serve a three-year term;

•	that directors may be removed only for cause and only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote;

•	that a vacancy on the board shall be filled by the remaining directors; and

•	that the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote is required to amend, alter, change, or repeal the foregoing provisions.

Our bylaws require advance notification for a shareholder to bring business before a shareholders’ meeting or to nominate a person for election as a director. Our bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of shareholders may be called only by the Chairman of the Board, the President or by order of the Board of Directors. Special meetings of the shareholders may not be called by the shareholders. The business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the board of directors.

Our articles of incorporation also contain an “affiliated transaction provision.” The affiliated transaction provision provides that, in the event that holders of common stock are entitled to vote on certain transactions, a supermajority of at least 80% of all the votes that the holders of common stock are entitled to cast shall be required for the approval of such transactions. Such supermajority approval would be required for:

•	a merger or consolidation involving any “Interested Shareholder” (as defined below), at the record date for determining shareholders entitled to vote; and

•
a sale, lease, or exchange of substantially all of our assets or property to or with an Interested Shareholder, or for the approval of a sale, lease, or exchange of substantially all of the assets or property of an Interested Shareholder to or with us.

For the purpose of the affiliated transaction provision, an “Interested Shareholder” means any person or entity who directly or indirectly owns or controls 10% or more of our voting power. In addition, our articles of incorporation provides that the same 80% vote shall be required for the approval of certain transactions including a reclassification of securities, recapitalization, or other transaction designed to decrease the number of holders of common stock after any person or entity has become an Interested Shareholder. However, the supermajority approval requirement does not apply to any transaction that is approved by the board of directors prior to the time that the Interested Shareholder becomes an Interested Shareholder.

The shares of common stock and preferred stock authorized by our articles of incorporation provide the board of directors with as much flexibility as possible in using such shares for corporate purposes. However, these additional shares may also be used by the board of directors to deter future attempts to gain control of us. The board of directors has sole authority to determine the terms of any series of the preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power to issue a series of preferred stock to persons friendly to management. Such an issuance could be used by the board of directors in an attempt to block a post-tender offer merger or other transaction by which a third party seeks a change in control of us.

The foregoing provisions of our articles of incorporation and bylaws are intended to prevent inequitable shareholder treatment in a two-tier takeover. These provisions are also intended to reduce the possibility that a third party could effect a sudden or surprise change in majority control of the board of directors without the support of the incumbent board of directors, even if such a change were desired by or would be beneficial to a majority of our shareholders. As a result, such provisions may have the effect of discouraging certain unsolicited offers for our capital stock.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, preferred stock, common stock, or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

This summary also is subject to and qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e. , book-entry, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e. , bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise and Redemption of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

We may redeem your warrant before it is exercised unless the applicable prospectus supplement specifies otherwise. The prospectus supplement will specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply. The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times. If we redeem the warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts. Stock purchase contracts represent contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events. We may issue stock purchase contracts in distinct series.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The following description and any description of stock purchase contracts in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts. We will file these documents with the SEC as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

We may issue stock purchase contracts separately or as part of units, which we describe below. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of our debt securities, preferred stock or common stock, trust preferred securities, or debt obligations of third parties, including U.S. treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•
whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or outstanding amount of our common stock or preferred stock;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, preferred stock, common stock, warrants, and stock purchase contracts. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe the financial and other specific terms of specific units in the prospectus supplement accompanying this prospectus. The following description and any description of units in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units; and

•	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Description of Warrants” and “Description of Stock Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may offer the securities in this prospectus from time to time as follows:

•	to or through underwriters or dealers;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. This prospectus and applicable prospectus supplement may also be used by us and our affiliates in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. We and our affiliates may act as principal or agent in these transactions.

The securities (including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) that we distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

We may solicit, or may authorize underwriters, dealers, or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions that we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us, and any profit on the resale of the securities that they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer, or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering or sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers, and agents who participate in the distribution of the securities that may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such underwriters, dealers, or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers, and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

These activities by the underwriters may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended March 31, 2011 including schedule appearing therein, and the effectiveness of our internal control over financial reporting as of March 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP. Certain legal matters will be passed upon for the underwriters by counsel named in the applicable prospectus supplement. Sullivan & Cromwell LLP and counsel for the underwriters named in the applicable prospectus supplement will rely as to matters governed by Virginia law on the opinion of Preston D. Wigner, Esq., our General Counsel, Vice President, Chief Compliance Officer and Secretary or other Virginia counsel to us.

Universal Corporation

Debt Securities
Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Units

PROSPECTUS

November 23, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a summary of the expenses (all of which are estimated) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$0	*
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	100,000
Printing Expenses	4,000
Trustee’s Fees and Expenses	6,000
Miscellaneous Expenses	5,000
Total	$125,000

*	To be determined. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

Item 15. Indemnification of Directors and Officers

Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a defendant or respondent in any action, suit, or proceeding by reason of the fact that he or she is, or was, a director or officer of such corporation if the director or officer meets certain conditions of conduct. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

Article VIII of the Company’s Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is or was a party to any proceeding by reason of the fact that he is or was a director or officer of the Company against all liabilities and expenses incurred in the proceeding. However, the director or officer will not be indemnified for such liabilities and expenses as are incurred because of such director’s or officer’s willful misconduct or knowing violation of the criminal law.

The Company’s Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, a director or officer will be protected from liability to the Company or its shareholders.

The Company maintains a standard policy of officers’ and directors’ liability insurance.

Item 16. Exhibits.

Exhibit No.	Document

1.1**	Form of Debt Securities Underwriting Agreement.

1.2**	Form of Preferred Stock Underwriting Agreement.

1.3**	Form of Common Stock Underwriting Agreement.

1.4**	Form of Warrants Underwriting Agreement.

1.5**	Form of Stock Purchase Contracts Underwriting Agreement.

1.6**	Form of Units Underwriting Agreement.

3.1†
Amended and Restated Articles of Incorporation of Universal Corporation as amended, (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated August 9, 2011, File No. 1-652).

3.2†	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated August 3, 2010, File No. 1-652).

4.1†
Indenture dated as of February 1, 1991, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank), as trustee (incorporated herein by reference to Exhibit 4 of the Registrant’s Form S-3 Registration Statement dated February 12, 2003, File No. 1-625).

4.4†	Specimen Common Stock Certificate (incorporated herein by reference to the Registrant’s Amendment No. 1 to Registrant’s Form 8-A Registration Statement, dated May 7, 1999, File No. 1-652).

4.7†	Form of Debt Security (included in Exhibit 4.1).

4.10**	Form of Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock.

4.11**	Form of Warrant Certificate.

4.12**	Form of Warrant Agreement.

4.13**	Form of Stock Purchase Contract.

4.14**	Form of Unit Agreement.

4.15**	Form of Collateral Agreement.

4.16**	Form of Depositary Agreement.

5.1*	Opinion of Sullivan & Cromwell LLP.

5.2*	Opinion of Preston D. Wigner, Esq.

8.1**	Opinion regarding Tax Matters.

12.1*	Statements regarding computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23.1*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2*	Consent of Preston D. Wigner, Esq. (included in Exhibit 5.2).

23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Powers of attorney (included on signature page).

25.1*	Statement of Eligibility on Form T-1 of Trustee to Act as Trustee under the Indenture.

*	Filed herewith

**	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder

†	Incorporated by reference

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 23rd day of November, 2011.

UNIVERSAL CORPORATION

By:	/s/ George C. Freeman, III
George C. Freeman, III
Chairman, President and
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints each of David C. Moore and Preston D. Wigner as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George C. Freeman, III	Chairman, President and Chief Executive	November 23, 2011
George C. Freeman, III	Officer, and Director
(Principal Executive Officer)

/s/ David C. Moore	Senior Vice President and	November 23, 2011
David C. Moore	Chief Financial Officer
(Principal Financial Officer)

/s/ Robert M. Peebles	Vice President and Controller	November 23, 2011
Robert M. Peebles	(Principal Accounting Officer)

/s/ John B. Adams, Jr.	Director	November 23, 2011
John B. Adams, Jr.

/s/ Chester A. Crocker	Director	November 23, 2011
Chester A. Crocker

/s/ Charles H. Foster, Jr.	Director	November 23, 2011
Charles H. Foster, Jr.

/s/ Thomas H. Johnson	Director	November 23, 2011
Thomas H. Johnson

/s/ Eddie N. Moore, Jr.	Director	November 23, 2011
Eddie N. Moore, Jr.

/s/ Jeremiah J. Sheehan	Director	November 23, 2011
Jeremiah J. Sheehan

/s/ Robert C. Sledd	Director	November 23, 2011
Robert C. Sledd

/s/ Dr. Eugene P. Trani	Director	November 23, 2011
Dr. Eugene P. Trani

EXHIBIT INDEX

Exhibit No.	Document

1.1**	Form of Debt Securities Underwriting Agreement.

1.2**	Form of Preferred Stock Underwriting Agreement.

1.3**	Form of Common Stock Underwriting Agreement.

1.4**	Form of Warrants Underwriting Agreement.

1.5**	Form of Stock Purchase Contracts Underwriting Agreement.

1.6**	Form of Units Underwriting Agreement.

3.1†
Amended and Restated Articles of Incorporation of Universal Corporation as amended, (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated August 9, 2011, File No. 1-652).

3.2†	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated August 3, 2010, File No. 1-652).

4.1†
Indenture dated as of February 1, 1991, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank), as trustee (incorporated herein by reference to Exhibit 4 of the Registrant’s Form S-3 Registration Statement dated February 12, 2003, File No. 1-625).

4.4†	Specimen Common Stock Certificate (incorporated herein by reference to the Registrant’s Amendment No. 1 to Registrant’s Form 8-A Registration Statement, dated May 7, 1999, File No. 1-652).

4.7†	Form of Debt Security (included in Exhibit 4.1).

4.10**	Form of Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock.

4.11**	Form of Warrant Certificate.

4.12**	Form of Warrant Agreement.

4.13**	Form of Stock Purchase Contract.

4.14**	Form of Unit Agreement.

4.15**	Form of Collateral Agreement.

4.16**	Form of Depositary Agreement.

5.1*	Opinion of Sullivan & Cromwell LLP.

5.2*	Opinion of Preston D. Wigner, Esq.

8.1**	Opinion regarding Tax Matters.

12.1*	Statements regarding computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23.1*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2*	Consent of Preston D. Wigner, Esq. (included in Exhibit 5.2).

23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Powers of attorney (included on signature page).

25.1*	Statement of Eligibility on Form T-1 of Trustee to Act as Trustee under the Indenture.

*	Filed herewith

**	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder

†	Incorporated by reference